Exhibit 99.2
Dear Members,
It has been almost two months since the 2008 annual Members meeting. Thank you to all who attended, participated, and returned your proxy cards. The final vote results can be found on the website under the investor relations tab.
We recently made many updates to the website and revised many of the pages, making it more user-friendly and easier to navigate to the areas you wish to view.
The most anticipated addition to the website, the qualified matching service (or unit trading bulletin board), is now up and operational. It is located under the Investor Relations tab and can be found by clicking on Unit Trading. Using the bulletin board, you will be able to list membership units you desire to sell or list yourself as someone wanting to purchase additional membership units. Applications may be obtained through the website, or by contacting E Energy Adams directly. Buyers and sellers can contact each other by accessing contact information listed on the website. In addition, step by step directions can be found on the site, or you may contact Laurie Leners by email at lleners@eenergyadams.com or call her at the E Energy Adams office with any questions.
We are in our fifth month of operation and operating well over 100% of nameplate capacity. When starting up a plant as complex as ours, it is anticipated there will be several hiccups and small bumps during the first few months of operation. Thanks to our design build team, Fagen/ICM, and our own E Energy Adams management team, there have been very few hiccups. As Members we can all be pleased with the entire process of start up and the first months of production. We are also happy to report our wet and modified distillers grains sales to local producers have been well above our initial projections. From an overall operational standpoint we are doing exceptionally well.
Our primary area of concern right now is the high price of corn versus the low price of ethanol. Many of our Members are corn producers and are very pleased with the current price of corn. However, the high corn prices have squeezed our profit margins very thin. We were profitable in both January and February when many ethanol plants around us were struggling. The 2,000,000 bushels of storage capacity has allowed us to buy corn at lower prices and improve our margins.
13238 East Aspen Road, Adams, NE 68301 • 402-988-4655 Fax 402-988-5205
www.eenergyadams.com

As a new company we will need to continue to pay particular attention to our commodity markets as well as the overall economic picture in the industry. The ethanol industry is very volatile because of the dramatic change in corn and ethanol prices. However, our sources within the industry maintain that the industry still has a bright future. The renewable fuels act recently passed by Congress has encouraged many of the larger oil companies to add ethanol to their gasoline mix which we hope will help stabilize the price of ethanol. The weakness of the United States dollar and hedge funds have led to serious issues in corn pricing. All of these influences should modify in time creating what we hope to be a bright future in ethanol.
As most of you are aware, three and a half years ago after reading about a proposed ethanol plant in my local community, I thought it would be interesting to develop an ethanol project. During the intervening timeframe from then to now I have met many new people and made some very good friends in the ethanol industry. Together with those people we have accomplished the goal of developing a company to build, own and operate an ethanol plant. The plant is now up and operating very well. Since that objective has now been met, it is time for me to become more actively involved in my other business and personal activities which have been sadly neglected. With those thoughts in mind I will be resigning from the Board of Directors of E Energy Adams. I feel our Directors have the ability to guide the company in the best possible manner for our Members as the Company looks to the future. Thank you for the opportunity and assistance you have all given me.
Sincerely,

Jack L. Alderman
Chairman
E Energy Adams, LLC
This letter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those identified in our Securities and Exchange Commission filings. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our SEC filings. We are not under any duty to update the forward-looking statements contained in this report. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this letter with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements.

13238 East Aspen Road, Adams, NE 68301 • 402-988-4655 Fax 402-988-5205
www.eenergyadams.com